UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

PACIFIC CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2009, Pacific Capital Bancorp and its wholly-owned subsidiary, Pacific Capital Bank, N.A. (the “Bank”), appointed Stephen V. Masterson, the Executive Vice President and Chief Financial Officer of the Company and the Bank, to a new position of  Chief Financial & Operating Officer.

Prior to joining the Company, Mr. Masterson spent 16 years in public accounting and consulting, 10 years with Arthur Andersen LLP in Nashville and Los Angeles, and 6 years with Grant Thornton LLP in Los Angeles. During his tenure in public accounting and consulting, Mr. Masterson primarily served clients in the financial institutions' industry from both a financial statement audit perspective, and an operational and regulatory consulting perspective. He was a Partner and served as the Partner-in-Charge of Grant Thornton's Woodland Hills Office within the San Fernando Valley of Los Angeles, and also served as the Partner-in-Charge for their Western Region Consulting Practice. Mr. Masterson holds a Bachelor of Science degree in Commerce and Business Administration, with a major in Accounting, from the University of Alabama. He is a Certified Public Accountant in California, Nevada, Arizona and Georgia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

June 12, 2009	By:	/s/ Frederick W. Clough
Frederick W. Clough
Executive Vice President and General
Counsel